EXHIBIT 4.2

        THIRD SUPPLEMENTAL INDENTURE, dated as of May 21, 2001, and effective as of March 31, 2001, to the Indenture, dated as of September 11, 2000 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation, (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                           RECITALS

        WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior subordinated debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

      WHEREAS, pursuant to the First Supplemental Indenture dated as of September 11, 2000 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto (the "Existing Guarantors") and the Trustee, the
Company issued a series of Securities designated as its 9.75% Senior Subordinated Notes due 2010 in the aggregate principal amount of up to $200,000,000 (the "9.75% Notes");

        WHEREAS, pursuant to the Second Supplemental Indenture dated as of March 12, 2001 (the "Second Supplemental Indenture"), among the Company, the Existing Guarantors, and the Trustee, the Company issued a series of Securities designated as its 9.375% Senior Subordinated Notes due 2011 in the aggregate principal amount of up to $200,000,000 (the "9.375% Notes");

        WHEREAS, pursuant to Section 4.05 of the Indenture, any Restricted Subsidiary that the Company organizes, acquires or otherwise invests in, and any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary, is required to guarantee the 9.75% Notes and the 9.375% Notes for all purposes under the Indenture;

      WHEREAS, pursuant to Section 4.05 of the Indenture, in order for such Restricted Subsidiaries to be bound by those terms applicable to a Guarantor under the Indenture, such Restricted Subsidiaries (the "Additional Guarantors") must execute and deliver a supplemental indenture pursuant to which such Additional Guarantors shall unconditionally guarantee all of the Company's obligations under the 9.75% Notes and the 9.375% Notes on the terms set forth in the Indenture;

        WHEREAS, the execution of this Third Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Boards of Directors or other governing bodies of the Additional Guarantors and all things necessary to make this Third Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

        NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the 9.75% Notes and the 9.375% Notes as follows:

                                          ARTICLE I

                                    ADDITIONAL GUARANTORS

1.1 As of March 31, 2001, and in accordance with Section 4.05 of the Indenture, the following Additional Guarantors hereby unconditionally guarantee all of the Company's obligations under the 9.75% Notes and the 9.375% Notes on the terms set forth in the Indenture, as it relates to the 9.75% Notes and the 9.375% Notes, including Article Nine thereof:

                                         Jurisdiction
Name                                    of Organization
----                                    ---------------

DRH Cambridge Homes, LLC                    Delaware

DRH Southwest Construction, Inc.            California

DRH Title Company of Colorado, Inc.         Colorado

Meadows VIII, Ltd.                          Delaware

DRH Regrem I, Inc.                          Delaware

DRH Regrem II, Inc.                         Delaware

DRH Regrem III, Inc.                        Delaware

DRH Regrem IV, Inc.                         Delaware

DRH Regrem V, Inc.                          Delaware

DRH Regrem VI, LP                           Texas

DRH Regrem VII, LP                          Texas

DRH Regrem VIII, LLC                        Delaware

1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the 9.75% Notes and the 9.375% Notes.

                                          ARTICLE II

                                   MISCELLANEOUS PROVISIONS

2.1 This Third Supplemental Indenture constitutes a supplement to the Indenture. The Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, and this Third Supplemental Indenture, by and among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

2.2 The  parties  may sign any  number  of  copies  of this  Third  Supplemental
Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.3 In case any one or more of the provisions contained in this Third Supplemental Indenture, the 9.75% Notes or the 9.375% Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this Third Supplemental Indenture, the 9.75% Notes or the 9.375% Notes.

2.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

2.5 Any capitalized term used in this Third Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.

2.6 All covenants and agreements in this Third Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns.

2.7 The laws of the State of New York shall govern this Third Supplemental Indenture, the Securities of each Series and the Guarantees.

2.8 Except as amended by this Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.9 This Third Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.

2.10 All liability described in paragraph 12 of the 9.75% Notes or paragraph 12 of the 9.375% Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

2.11 The Trustee accepts the modifications of the trust effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Supplemental Indenture, and the Trustee makes no representation with respect thereto.

        IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this  Third
Supplemental Indenture to be duly executed, as of the 21st day of May, 2001.

                                          D.R. HORTON, INC.

                                          By:  /s/ Samuel R. Fuller
                                             ----------------------------------
                                             Samuel R. Fuller
                                             Executive Vice President,
                                             Chief Financial Officer, and
                                             Treasurer

                                          ADDITIONAL GUARANTORS:
                                          ----------------------

                                          DRH Southwest Construction, Inc.
                                          DRH Title Company of Colorado, Inc.
                                          Meadows VIII, Ltd.
                                          DRH Regrem I, Inc.
                                          DRH Regrem II, Inc.
                                          DRH Regrem III, Inc.
                                          DRH Regrem IV, Inc.
                                          DRH Regrem V, Inc

                                          By: /s/ Samuel R. Fuller
                                             ----------------------------------
                                             Samuel R. Fuller
                                             Treasurer

                                          DRH Regrem VIII, LLC, and
                                          DRH Cambridge Homes, LLC
                                              By: D.R. Horton, Inc. - Chicago,
                                                  a member

                                              By: /s/ Samuel R. Fuller
                                                 ------------------------------
                                                  Samuel R. Fuller
                                                  Treasurer


                                           DRH Regrem VI, LP
                                           DRH Regrem VII, LP
                                              By: Meadows I, Ltd., the general
                                                  partner

                                              By: /s/ Samuel R. Fuller
                                                 ------------------------------
                                                  Samuel R. Fuller
                                                  Treasurer

                                                   EXISTING GUARANTORS:
                                                   --------------------

                                           DRHI, Inc.
                                           Meadows I, Ltd.
                                           Meadows IX, Inc.
                                           Meadows X, Inc.
                                           D.R. Horton, Inc. - Birmingham
                                           D.R. Horton, Inc. - Chicago
                                           D.R. Horton, Inc. - Denver
                                           D.R. Horton, Inc. - Greensboro
                                           D.R. Horton, Inc. - Louisville
                                           D.R. Horton, Inc. - Minnesota
                                           D.R. Horton, Inc. - New Jersey
                                           D.R. Horton, Inc. - Portland
                                           D.R. Horton, Inc. - Sacramento
                                           D.R. Horton, Inc. - Jacksonville
                                              (formerly D.R. Horton, Inc. -
                                              San Diego)
                                           D.R. Horton, Inc. - Torrey
                                           D.R. Horton San Diego Holding
                                              Company, Inc.
                                           D.R. Horton Los Angeles Holding
                                              Company, Inc.
                                           DRH Construction, Inc.
                                           DRH Cambridge Homes, Inc.
                                           C. Richard Dobson Builders, Inc.
                                           DRH Tucson Construction, Inc.
                                           Continental Homes, Inc.
                                           KDB Homes, Inc.
                                           Continental Residential, Inc.
                                           Continental Homes of Florida, Inc.
                                           CHI Construction Company
                                           CHTEX of Texas, Inc.


                                            By: /s/ Samuel R. Fuller
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                            SGS COMMUNITIES AT GRANDE QUAY, LLC
                                            By:  Meadows IX, Inc., a member


                                            By: /s/ Samuel R. Fuller
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer


                                               and


                                            By:  Meadows X, Inc., a member


                                            By: /s/ Samuel R. Fuller
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer


                                            D.R. HORTON MANAGEMENT COMPANY, LTD.
                                            D.R. HORTON-TEXAS, LTD.
                                            By:  Meadows I, Ltd., its general
                                                 partner



                                            By: /s/ Samuel R. Fuller
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer


                                            CONTINENTAL HOMES OF TEXAS, L.P.
                                            By:  CHTEX of Texas, Inc.,
                                                 its general partner


                                            By: /s/ Samuel R. Fuller
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                            MEADOWS II, LTD.
                                            CH INVESTMENTS OF TEXAS, INC.


                                            By: /s/ William Peck
                                               ---------------------------------
                                               William Peck
                                               President

                                            AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY, as Trustee



                                            By:  /s/ Herbert J. Lemmer
                                               --------------------------------
                                                 Name: Herbert J. Lemmer
                                                      -------------------------
                                                 Title:  Vice President
                                                      -------------------------